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Exhibit 2.1

CERTIFICATE OF MERGER
OF
DIGITAL ANGEL CORPORATION
AND
DIGITAL ANGEL ACQUISITION CO.

        It is hereby certified that:

        1.    The constituent business corporations participating in the merger herein certified are:

          (a)  Digital Angel Corporation ("Digital Angel"), which is incorporated under the laws of the state of Delaware; and

          (b)  Digital Angel Acquisition Co. ("Digital Angel Acquisition"), which is incorporated under the laws of the state of Delaware.

        2.    An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by Digital Angel and Digital Angel Acquisition in accordance with the provisions of Section 251(c) of the Delaware General Corporation Law.

        3.    The surviving corporation in the merger herein certified is Digital Angel Corporation, which will continue its existence as said surviving corporation under its present name upon the effective date the merger pursuant to the provisions of the Delaware General Corporation Law.

        4.    The Certificate of Incorporation of Digital Angel, as now in force and effect, shall continue to be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

        5.    The executed agreement and plan of merger between Digital Angel and Digital Angel Acquisition is on file at Digital Angel's offices at 490 Villaume Avenue, South St. Paul, Minnesota 55075.

        6.    A copy of the agreement and plan of merger will be furnished by Digital Angel, on request, and without cost, to any stockholder of Digital Angel and Digital Angel Acquisition.

        7.    The agreement and plan of merger between Digital Angel and Digital Angel Acquisition provides that the merger herein certified shall be effective on March 27, 2002.

Dated: March 27, 2002	DIGITAL ANGEL CORPORATION
	By:	/s/ RANDOLPH K. GEISSLER Randolph K. Geissler Chief Executive Officer
Dated: March 27, 2002	DIGITAL ANGEL ACQUISITION CO.
	By:	/s/ RONALD W. PICKETT Ronald W. Pickett President

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  Exhibit 2.1
CERTIFICATE OF MERGER OF DIGITAL ANGEL CORPORATION AND DIGITAL ANGEL ACQUISITION CO.